Exhibit (h)(8)(a)

AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

THIS AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT (“Amendment”) is made effective as of December 14, 2021 (the “Effective Date”), by and between THE BANK OF NEW YORK MELLON, (“Bank”), and INDEXIQ ETF TRUST (the “Client”), with respect to each of the funds identified on Attachment 1 to the Agreement (as defined below), as amended, modified or supplemented from time to time (each a “Lender” and collectively the “Lenders”).

WHEREAS, the Client and Bank have entered into a certain Securities Lending Authorization Agreement dated as of February 13, 2012 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Client and Bank desire to amend the Agreement in certain respects as hereinafter provided:

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.            From and after the Effective Date, the Agreement is hereby amended by deleting Attachment 1 therefrom in its entirety and substituting in lieu thereof a new Attachment 1 identical to that which is attached hereto as Exhibit A.

2            Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

3.            This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON		INDEXIQ ETF TRUST

By:	/s/ Maria Fo	By:	/s/ Jonathan Zimmerman
Name:	Maria Fox	Name:	Jonathan Zimmerman
Title:	Director, Securities Finance	Title:	Executive Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Todd Levy
Name:	Todd Levy
Title:	Director, Securities Finance

EXHIBIT A

to

SECURITIES LENDING AUTHORIZATION AGREEMENT

which Amendment is made and effective as of December 14, 2021, by and between
THE BANK OF NEW YORK MELLON (“Bank”) and INDEXIQ ETF TRUST (the “Client

ATTACHMENT 1

to

SECURITIES LENDING AUTHORIZATION AGREEMENT

dated February 13, 2012

by and between THE BANK OF NEW YORK MELLON (“Bank”) and INDEXIQ ETF TRUST
 (the “Client”), with respect to each of the funds identified therein, as amended, modified or supplemented from time to time (each a “Lender” and collectively the “Lenders”) (the “Agreement”)

LIST OF LENDERS

The following is the list of the “Lenders” referred to in the Securities Lending Authorization Agreement dated February 13, 2012, by and between THE BANK OF NEW YORK MELLON and the INDEXIQ ETF TRUST, as Client.

Lender	Ticker	CUSIP	EIN #	BNY Acct #	Inception Date
IQ Hedge Multi - Strategy Tracker ETF	QAI	45409B107	26-3104022	263076	3/25/2009
IQ Hedge Macro Tracker ETF	MCRO	45409B206	26-3104184	263073	6/9/2009
IQ Merger Arbitrage ETF	MNA	45409B800	90-0458077	212156	11/17/2009
IQ Global Resources ETF	GRES	45409B883	90-0458081	212157	10/27/2009
IQ Real Return ETF	CPI	45409B602	90-0458064	212154	10/27/2009
IQ US Real Estate Small Cap ETF	ROOF	45409B628	45-2218149	261571	6/14/2011
IQ Hedge Market Neutral Tracker ETF	QMN	45409B503	26-3104631	263075	10/4/2012
IQ Hedge Long/Short Tracker ETF	QLS	45409B305	47-2794168	177329	2/16/2015
IQ Hedge Event-Driven Tracker ETF	QED	45409B404	47-2779077	177330	2/16/2015

Lender	Ticker	CUSIP	EIN #	BNY Acct #	Inception Date
IQ 50 Percent Hedged FTSE International ETF	HFXI	45409B560	47-3906297	447594	7/16/2015
IQ S&P High Yield Volatility Bond ETF	HYLV	45409B412	81-4167547	358306	2/15/2017
IQ Chaikin U.S. Small Cap ETF	CSML	45409B396	82-1090604	657250	5/15/2017
IQ Chaikin U.S Large Cap ETF	CLRG	45409B388	82-1318422	198801	12/13/2017
IQ 500 International ETF	IQIN	45409B362	83-2325216	478995	12/13/2018
IQ Candriam ESG US Equity ETF	IQSU	45409B461	84-3671975	139522	12/17/2019
IQ Candriam ESG International Equity ETF	IQSI	45409B453	84-3652172	139473	12/17/2019
IQ Healthy Hearts ETF	HART	45409B321	85-3460385	156481	1/12/2021
IQ MacKay ESG Core Plus Bond ETF	ESGB	45409F785	86-2522120	943872	6/18/2021
IQ Engender Equality ETF	EQUL	45409B313	87-2077879	465824	10/07/21
IQ Cleaner Transport ETF	CLNR	45409B297	87-2087718	465826	10/07/21
IQ Clean Oceans ETF	OCEN	45409B289	87-2110169	465852	10/07/21
IQ U.S. Large Cap R&D Leaders ETF	LRND	45409B263	87-3369796	222959	12/14/21
IQ U.S. Mid Cap R&D Leaders ETF	MNRD	45409B271	87-3394402	222961	12/14/21
IQ Global Equity R&D Leaders ETF	WRND	45409B255	87-3364725	222963	12/14/21

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